Exhibit 99.3
LIBBEY INC.
SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS (Consolidated)
Years ended December 31, 2005, 2004 and 2003
(Dollars in thousands)

		Allowance for	Valuation
	Allowance for	slow moving	allowance for
	doubtful	and obsolete	deferred tax
	accounts	inventory	asset

Balance at January 1, 2003	$7,792	$1,421	$195
Charged to expense or other accounts	(19)	830
Deductions	(613)	(1,178)

Balance at December 31, 2003	7,160	1,073	195
Charged to expense or other accounts	2,158	3,357	760
Deductions	(1,657)	(1,591)

Balance at December 31, 2004	7,661	2,839	955
Charged to expense or other accounts	832	3,776	2,078
Deductions	(151)	(3,266)

Balance at December 31, 2005	$8,342	$3,349	$3,033